Exhibit 99.1

SITO MOBILE SEEKS TO ACQUIRE HIPCRICKET

ACQUISITION CREATES LEADING MOBILE MARKETING AND ADVERTISING COMPANY

JERSEY CITY, N.J., Jan. 21, 2015 (GLOBE NEWSWIRE) -- SITO Mobile Ltd. (SITO), a leading mobile engagement platform provider, announced today that it has entered into an asset purchase agreement ("Agreement") with Hipcricket Inc. (HIPP), the leader in mobile engagement and analytics, for $4.5 million in cash, to acquire substantially all of its assets. Hipcricket reported revenues of $26.7 million for the fiscal year ended February 28, 2014 and currently holds 21 U.S. patents covering technology inventions.

"As a result of this transaction, if approved, SITO Mobile will become one of the largest pure-play, publicly traded companies in the mobile marketing and advertising space," said Jerry Hug, Chief Executive Officer of SITO Mobile. "Following a transformative year in 2014 which included 27% year-over-year revenue growth, the acquisition and integration of DoubleVision Networks, and the completion of a strategic financing with Fortress Investment Group, SITO Mobile entered 2015 poised for growth and expansion. Consistent with our goal to accelerate our growth, if completed, the acquisition of Hipcricket will bolster our services and solutions and increase our revenue from a customer base which would then include 38 of the Fortune 100 companies."

The Agreement provides that SITO Mobile will offer employment to all of Hipcricket's employees. Subject to the closing of the transaction, SITO Mobile intends to continue to provide services and support to existing Hipcricket customers. As part of the transaction, Hipcricket Chairman and Chief Executive Officer, Todd Wilson, intends to join SITO Mobile during the transition for a period of six to twelve months.

On January 20, 2015, Hipcricket filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the District of Delaware to facilitate the Agreement. The transaction is subject to a Bankruptcy Court supervised process under Section 363 of the Bankruptcy Code and is subject to an auction and Bankruptcy Court approval. The Agreement comprises the initial "stalking-horse bid" in the auction process, which are subject to higher and better offers. In addition, SITO Mobile has provided debtor-in-possession financing to support Hipcricket's ongoing operations during the bankruptcy.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information visit www.sitomobile.com.

About Hipcricket

Hipcricket, Inc. (HIPP) provides a unified mobile engagement platform that drives awareness, sales and loyalty. Its AD LIFE(R) platform has been used by internationally recognized brands and agencies to power more than 400,000 campaigns across SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps.

Hipcricket(R), AD LIFE(R) and the Hipcricket logo are trademarks of Hipcricket, Inc. All rights reserved. 2009-14.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Investor Relations:

Andrew Haag

IRTH Communications

sito@irthcommunications.com

866-976-4784